UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

American Realty Capital Healthcare Trust III, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-196302	38-3930747
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Woodlake Office Center – Woodbury, MN

On September 11, 2015, following the completion of its due diligence review of a medical office building located in Woodbury, Minnesota (the “Woodlake Office Center”), American Realty Capital Healthcare Trust III, Inc. (the “Company”) assumed the obligations of its sponsor, American Realty Capital VII, LLC (the “Sponsor”) and, through a wholly-owned subsidiary of its operating partnership, finalized the prerequisite conditions to acquire the Woodlake Office Center pursuant to the agreement for purchase and sale of real property (the “Agreement”) dated August 3, 2015 by and between the Sponsor and Kraus-Anderson, Incorporated (the “Seller”). The foregoing description of the Agreement is a summary and is qualified in its entirety by the terms of the Agreement. The Company will file the Agreement as an exhibit to its next quarterly report on Form 10-Q.

The description of the Woodlake Office Center set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Woodlake Office Center – Woodbury, MN

On September 11, 2015, the Company, through a wholly-owned subsidiary of its operating partnership, acquired the fee simple interest in the Woodlake Office Center for an aggregate contract purchase price of $14.9 million, exclusive of closing costs. The Seller has no material relationship with the Company or any of its affiliates, or any director or officer of the Company or any associate of any such director or officer.

The Company funded the acquisition of the Woodlake Office Center with proceeds from its ongoing initial public offering of common stock. At closing, the Company paid an acquisition fee of $0.2 million to the Company’s advisor, American Realty Capital Healthcare III Advisors, LLC.

The Woodlake Office Center contains 36,375 rentable square feet and was 100% leased to Summit Orthopedics, Ltd as of the date of acquisition. The lease is net whereby the tenant is required to pay operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has an original 13-year term that commenced in September 2009 and expires in September 2022, contains rental escalations of 2.0% annually and has three five-year renewal options. Annualized cash rental income for the initial term of the lease is expected to be $1.0 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

Date: September 16, 2015	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer, President and Secretary